Exhibit 2.2

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “JAMESTOWN ATLANTA INVEST 1, LLC”, CHANGING ITS NAME FROM “JAMESTOWN ATLANTA INVEST 1, LLC” TO “JAMESTOWN INVEST 1, LLC”, FILED IN THIS OFFICE ON THE ELEVENTH DAY OF FEBRUARY, A.D. 2019, AT 9:52 O’CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

7003906 8100 SR# 20190873606	Authentication: 202238671 Date: 02-11-19

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 09:52 AM 02/11/2019 FILED 09:52 AM 02/11/2019 SR 20190873606 - File Number 7003906

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Jamestown Atlanta Invest 1, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

Number 1 of the Certificate of Formation shall be amended as follows:

“1. The name of the limited liability company is Jamestown Invest 1, LLC.”

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 6th day of February, A.D. 2019.

By:	/s/ Christopher J. Kopecky
Authorized Person(s)

Name:	Christopher J. Kopecky
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